Exhibit 3.14

SERVICEMASTER HOLDING CORPORATION

BY-LAWS

Adopted June 30, 1998

SERVICEMASTER HOLDING CORPORATION

TABLE OF CONTENTS

ARTICLE 1: STOCKHOLDERS

1.1	CERTIFICATES REPRESENTING STOCK		1
1.2	UNCERTIFICATED SHARES		1
1.3	STOCK TRANSFERS		1
1.4	RECORD DATE FOR STOCKHOLDERS		2
1.5	MEANING OF CERTAIN TERMS		2
1.6	STOCKHOLDER MEETINGS		2

	1.6.1	TIME	2
	1.6.2	PLACE	3
	1.6.3	CALL	3
	1.6.4	NOTICE OR WAIVER OF NOTICE	3
	1.6.5	STOCKHOLDER LIST	3
	1.6.6	CONDUCT OF MEETING	4
	1.6.7	PROXY REPRESENTATION	4
	1.6.8	INSPECTORS	4
	1.6.9	QUORUM	5
	1.6.10	VOTING	5

1.7	STOCKHOLDER ACTION WITHOUT MEETINGS		5

ARTICLE 2: DIRECTORS

2.1	FUNCTIONS AND DEFINITION		5
2.2	QUALIFICATIONS AND NUMBER		5
2.3	ELECTION AND TERM		5
2.4	MEETINGS		6

	2.4.1	TIME	6
	2.4.2	PLACE	6
	2.4.3	NOTICE AND WAIVER OF NOTICE	6
	2.4.4	QUORUM AND ACTION	6
	2.4.5	CHAIRMAN OF THE MEETING	7

2.5	REMOVAL OF DIRECTORS		7
2.6	COMMITTEES		7
2.7	WRITTEN ACTION		7

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2.8	INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES	7

ARTICLE 3: OFFICERS

8

ARTICLE 4:  CORPORATE SEAL

10

ARTICLE 5: FISCAL YEAR

10

ARTICLE 6: CONTROL OVER BY-LAWS

10

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SERVICEMASTER HOLDING CORPORATION

BY-LAWS

ARTICLE 1: STOCKHOLDERS

1.1                    CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the President or a Vice-President and by the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued, by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the board of directors of the corporation (“Board”) may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate of the issuance of any such new certificate or uncertificated shares.

1.2                    UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof the written notice prescribed by the General Corporation Law.

1.3                    STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

1.4                    RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting nor less than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

1.5                    MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

1.6                    STOCKHOLDER MEETINGS.

1.6.1             TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

1.6.2            PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board may, from time to time, fix. Whenever the Board shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

1.6.3            CALL. Annual meetings and special meetings may be called by the Board or by any officer instructed by the Board to call the meeting.

1.6.4            NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he or she may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, then it shall not be necessary to give notice of the adjourned meeting unless the Board, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

1.6.5            STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

1.6.6            CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

1.6.7            PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

1.6.8            INSPECTORS. The Board, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

1.6.9            QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

1.6.10      VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these By-Laws. In the election of directors, and for any other action, voting need not be by ballot.

1.7                    STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 2: DIRECTORS

2.1                    FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board. The Board shall have the authority to fix the compensation of the members thereof. The use of the phrase “whole Board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.2                    QUALIFICATIONS AND NUMBER. The initial Board shall consist of the person or persons elected as directors by the incorporator(s). The number of such persons shall stand as the number of persons constituting the whole Board unless and until the Board establishes a different number. The Board may, by resolutions adopted from time to time, fix the number of directors which constitutes the whole Board. Vacancies created as a result of increasing the size of the Board shall be filled as provided in Section 2.3.

2.3                    ELECTION AND TERM. The first Board, as named in the certificate of incorporation or by election by the incorporator(s), shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors, and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

2.4                    MEETINGS.

2.4.1            TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

2.4.2            PLACE. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

2.4.3            NOTICE AND WAIVER OF NOTICE. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her before or after the time stated herein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need to be specified in any written waiver of notice.

2.4.4            QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board or of any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

2.4.5            CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

2.5                    REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

2.6                    COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

2.7                    WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

2.8                    INDEMNIFICATION OF DIRECTORS. OFFICERS AND EMPLOYEES. The Company shall reimburse the expense of and indemnify to the full extent authorized by law any person made or threatened to be made a part to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

ARTICLE 3: OFFICERS

The officers of the corporation shall consist of a President, a Secretary and a Treasurer and, if deemed necessary, expedient, or desirable by the Board, one or more Vice- Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board choosing them shall designate. Except as may otherwise be provided in the resolution of the Board choosing him, no officer need be a director. Any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

All officers of the corporation shall have the following authority and perform the following duties in the management and operation of the corporation:

President. The President shall be the principal executive officer of the corporation. Subject to the direction and control of the Board, he or she shall be in charge of the business of the corporation; he or she shall see that the resolutions and directions of the Board are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board; and, in general, he or she shall discharge all duties incident to the office of the President and such other duties as may be prescribed by the Board from time to time. He or she shall preside at all meetings of the shareholders and, if there is not a Chairman of the Board or a Vice Chairman of the Board present and acting, he or she shall preside at all meetings of the Board. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board or these By-Laws, he or she may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument. He or she may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the Board.

The Vice Presidents. The Vice President (or in the event there is more than one Vice President, each of the Vice Presidents) shall assist the President in the discharge of his duties as the President may direct and shall perform such other duties as from time to time may be assigned to him by the President or by the Board. The Board may designate any Vice President as being senior in rank or degree of responsibility and may accord such Vice President the appropriate title designating his senior rank of “Executive Vice President”. In the absence of the President or in the event of his inability or refusal to act, the Vice President

(or in the event there is more than one Vice President, the Vice Presidents in the order designated by the Board or by the President if the Board has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board or these By-Laws, the Vice President (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument.

The Treasurer. The Treasurer shall be the principal accounting and financial officer of the corporation. He or she shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board may determine.

The Secretary. The Secretary shall: (a) record the minutes of the shareholders’ and of the Board’s meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, or any other officer thereunto authorized by the Board, certificates for shares of the corporation, the issue of which shall have been authorized by the Board, and any contracts, deeds, mortgages, bonds, or other instruments which the Board has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board or these By-Laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board.

Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and Assistant Secretary shall perform such duties as shall be assigned to him by the Treasurer or the Secretary, respectively, or by the President or the Board, provided that Assistant Secretaries shall perform only ministerial and clerical acts and shall be without discretionary authority over the affairs and activities of the corporation, and further provided that any party dealing with the corporation may presume that any certificates, contracts, deeds, mortgages, bonds or other instruments signed by an Assistant Secretary have been duly authorized by the

Board. Each Assistant Secretary may sign with the President, or a Vice President, or any other officer thereunto authorized by the Board, certificates for shares of the corporation, the issue of which shall have been authorized by the Board, and any contracts, deeds, mortgages, bonds, or other instruments which the Board has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board or these By-Laws. Each Assistant Treasurer shall, if required by the Board, give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board shall determine.

All officers of the corporation shall have such other authority and perform such duties in the management and operation of the corporation as shall be prescribed in any resolutions of the Board prescribing their authority and duties, and shall have such additional authority and duties as are incident to their offices except to the extent that such resolutions may be inconsistent therewith. Any officer may be removed, with or without cause, by the Board. Any vacancy in any office may be filled by the Board.

ARTICLE 4: CORPORATE SEAL

The corporate seal shall be in such form as the Board shall prescribe.

ARTICLE 5: FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board.

ARTICLE 6: CONTROL OVER BY-LAWS

Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board or by the stockholders.